SecureAlert, Inc. Makes History by Signing First-Ever GPS Offender Monitoring Contract in Brazil, Following Passage of New National Law

Sandy, UT – (Marketwire 8/19/10) – SecureAlert Inc. (OTCBB: SCRA), a national leader in offender intervention and tracking technologies widely utilized by public safety agencies throughout the United States, and now expanding globally, together with International Surveillance Services Corporation, its Latin American distribution partner and Empresa Brasileira de Seguranca Ltda., its local monitoring partner, announce the very first GPS offender monitoring contract ever to be signed in the history of Brazil.

On Monday August 16, 2010, the Superintendent of Correctional Services (SUSEPE) Mario Santa Maria Junior, in the Brazilian state of Rio Grande do Sul, signed an emergency contract with the Company through SecureAlert’s Brazilian partners to immediately deploy 200 of the Company’s TrackerPAL II(e) devices on offenders located in and around the metropolitan area of Porto Alegre.  SUSEPE has already identified an initial 256 eligible offenders to participate in the program and has also communicated the need to publish requirements by the end of August 2010 for an additional 800 offenders to be monitored, while forecasting growth to 5,000 offenders in total, as offender electronic monitoring is introduced statewide throughout Rio Grande do Sul going forward.

SecureAlert, Inc., together with its partners in Latin America, have worked for the last three years to create awareness and to demonstrate the advantages and benefits of offender monitoring technologies within Brazil and surrounding countries.  The recognition of these efforts culminated on June 16, 2010 when Law 12.258 was approved and published by Luis Inacio Lula da Silva (President of Brazil).  The law authorizes offender electronic monitoring throughout Brazil, subject to certain conditions.  The law signed by President Luiz Inacio Lula da Silva amends the Penal Code and the Penal Execution Law to provide for such monitoring and includes sanctions for non-compliance by offender participants.

“This is a historical moment for SecureAlert, as it paves the way for additional contracts and opportunities that the Company has pending throughout the Region,” said John Hastings President and Chief Operating Officer of SecureAlert.  “Brazil in particular is very progressive in its thinking and creation of re-socialization initiatives, providing visionary support for both public safety and offender re-entry solutions, wherein electronic monitoring serves as one of many new tools and technologies that the government will utilize to successfully implement revolutionary correctional programs,” said Mr. Hastings.

Mr. Hastings further noted that over the past year, ”SecureAlert and its proprietary TrackerPAL technologies and intervention solutions have received a great deal of recognition and public support, as illustrated by numerous articles and media coverage throughout Brazil, where the Company has successfully demonstrated and piloted its technologies for several state governments.”  (See media links below)

Media coverage in Brazil regarding SecureAlert and TrackerPAL electronic monitoring:

05/29/09 - Espirito Santo - http://www.youtube.com/watch?v=C-QorH7EJws

06/01/09 - Espirito Santo - http://www.youtube.com/watch?v=DR3k_yembXM

06/01/09 – Espirito Santo - http://www.youtube.com/watch?v=SX32sibNFb0

11/03/09 – Espirito Santo - http://www.youtube.com/watch?v=lYNnO82lorw

11/04/09 – Espirito Santo - http://www.youtube.com/watch?v=zm1m-J6iM1E

06/17/10 - Porto Alegre - http://www.youtube.com/watch?v=DU84RsNJkpo

06/17/10 – Espirito Santo - http://www.youtube.com/watch?v=FEdDW__eEUw

Articles published in Brazil regarding SecureAlert and TrackerPAL electronic monitoring:

05/10/10 – Espirito Santo - http://www.mquintao.com.br/mquintao.asp?secao=imprensa

06/17/10 – São Paulo - http://www.portaljj.com.br/interna.asp?Int_IDSecao=1&int_id=116200

06/22/10 – Porto Alegre - http://noticias.terra.com.br/brasil/noticias/0,,OI4515706-EI5030,00-Monitoramento+eletronico+deve+custar+R+por+preso+no+RS.html

06/30/10 - Santa Catarina - http://www.clicrbs.com.br/diariocatarinense/jsp/default.jsp?uf=2&local=18&section=Geral&newsID=a2954774.xml

07/04/10 – São Paulo - http://noticia23.com.br/?p=2339

07/05/10 – São Paulo - http://www.portaljj.com.br/interna.asp?Int_IDSecao=1&int_id=118296

07/22/10 - Santa Catarina - http://www.jornalboca.com.br/monitoramento-presos-vao-usar-tornozeleiras-eletronicas/

07/29/10 - São Paulo, Paraná and Pernambuco: http://jcrs.uol.com.br/site/noticia.php?codn=35467

About SecureAlert

SecureAlert (website at www.securealert.com) is a leading edge, patented monitoring, case management and advanced communications Technology Company with a portfolio of services widely utilized by law enforcement agencies, judicial districts and county jurisdictions across the United States, and growing globally.  Through its SecureAlert Monitoring, Inc. subsidiary, SecureAlert observes and tracks offenders wherever they may be -- in their car, home or office. SecureAlert offers the only single-piece device which incorporates GPS tracking technology, 90 decibel alarm with 3-way voice, text and data communications, all of which interacts with real time intervention monitoring services, unrivaled in the industry. The SecureAlert programs allow probationers and paroled offenders to re-enter society by holding them accountable 24 hours a day, every day, supporting rehabilitation initiatives and providing for enhanced public safety, while reducing the overall burdens and costs carried by the criminal justice and corrections systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the company.  Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's most recent filings with the Securities and Exchange Commission.

Contact:
Jeffrey Peterson
Investor/Public Relations
866-451-6141
ir@securealert.com